[GRAPHIC OMITTED]
                                          Gehl Company       Tel: 262/334-9461
                                          143 Water Street   Fax: 262/334-6603
CONTACT:                                  P.O. Box 179       http://www.gehl.com
Kenneth Hahn (investors)                  West Bend, WI  53095-0179
Vice President, Finance & Treasurer       USA
262-334-6632

                                          News Release


Drew Brown/Andrew Cole (media)
Citigate Sard Verbinnen
212-687-8080

                    GEHL ANNOUNCES THIRD QUARTER 2001 RESULTS

          Reports Revenue Growth of 11% and EPS of $0.30 Before Charges
        ----------------------------------------------------------------

      WEST BEND, WI, October 26, 2001 - Gehl Company (Nasdaq: GEHL), a manufacturer of compact construction and agricultural equipment, today reported net income for the third quarter ended September 29, 2001 of $1.6 million, or $0.30 per diluted share, before pre-tax charges of approximately $4.3 million related to previously announced plant rationalization initiatives and $0.5 million related to the recently completed strategic review process. Including the non-recurring charges, the Company reported a net loss of $0.27 per diluted share. Net sales grew 11% to $60.9 million in the quarter.

      Third quarter 2001 results compare to net sales of $54.8 million and net income of $0.2 million, or $0.03 per diluted share, for the third quarter of 2000. For the first nine months of 2001, Gehl reported net sales of $202 million and net income, excluding non-recurring charges, of $5.9 million, or $1.06 per diluted share, compared with net sales of $206 million and net income of $9.4 million, or $1.65 per diluted share, in the year-ago period.

      "We are pleased to report that despite further deterioration in the economy and related weakness in the construction equipment market, as well as the management resources we dedicated to undertaking a comprehensive strategic review process, the third quarter was solid operationally with substantial revenue growth over the same period last year," said William D. Gehl, Chairman, President and CEO. "Our agricultural equipment business performed well again this quarter, generating a 46% sales increase over the same period last year driven by continuing success in leveraging our rural distribution network to market compact construction equipment and strong acceptance of several new products, including new skid loader models and round balers. In the tougher construction equipment market, we continue to be conservative in managing production levels to meet the generally lower demand, particularly for telescopic handlers. In the face of an overall industry-wide decline in retail demand of approximately 10%, I am pleased that we achieved 3% growth in skid loader sales in the construction equipment segment this quarter as compared with last year's third quarter."

      Gehl continued: "Within this unpredictable environment, our focus is squarely on aggressively executing the strategic initiatives we outlined in February and the Board reaffirmed in September. We strongly believe that these initiatives, combined with the additional steps we recently announced to streamline the business, will increase the Company's long-term profitability and enhance value for all shareholders."

Construction Equipment Sales

         Sales of construction equipment in the third quarter of 2001 were $28.2 million, compared with $32.4 million in the third quarter of 2000. Dealers remain cautious about adding to or replacing fleet units and adding stock units. Lower industry-wide rental rates for compact construction equipment, particularly telescopic handlers, also continued to dampen demand for the Company's products. Industry-wide telescopic handler retail demand was down 26% for the first nine months of 2001 as compared with the comparable period of 2000. Offsetting the soft industry-wide conditions are some early successes for Gehl in selling telescopic handlers through its Mustang distribution channel.

         The Company experienced a 3% increase in skid loader shipments through its construction equipment dealer network in the quarter as compared to the industry-wide retail demand decline for this product. The Company also introduced new mid-sized models of compact excavators during the quarter and anticipates solid market acceptance.

         Gehl reported strong market interest and activity for its new attachment distribution company, CE Attachments, Inc., which operates as an independent wholesale distributor of special purpose attachments for skid loaders, compact excavators and other types of compact construction equipment. As an independent distributor, CE Attachments, Inc. markets an extensive range of attachments to fit all major makes and models.

Agricultural Equipment Sales

      Gehl reported agricultural equipment sales of $32.7 million in the third quarter of 2001, compared with $22.4 million during the year-ago period, a 46% increase. The Company continued to successfully leverage its rural equipment distribution network by shipping compact construction equipment, including telescopic handlers, compact excavators and mini-loaders, to select rural dealers in the agricultural equipment market. Additionally, several new products, including a line of round balers and new skid loader models, significantly contributed to the increase in revenues. Benefiting from the newly introduced models, skid loader sales through the agricultural equipment distribution network more than doubled from third quarter 2000 levels. Favorable domestic milk prices also contributed to the positive performance of the Company's agricultural equipment business.

Gross Margins and Expenses

      For the third quarter of 2001, Gehl's gross margin was 27.2% versus 26.6% for the same period in 2000. Gross margin for construction equipment was 22.8% for the third quarter, compared with 23.9% for the third quarter of 2000. Highly competitive conditions and limited demand for construction equipment, particularly in the telescopic handler market, resulted in margin compression as the Company executed a number of discounting and promotional initiatives to support sales efforts. Gross margin for agricultural equipment was 30.9%, compared with 30.4% for the comparable period in 2000.

         Operating expense levels in the third quarter, excluding non-recurring charges, were $12.5 million, or 20.5% of net sales, compared with $11.9 million, or 21.6% of net sales, in the third quarter of 2000. The Company incurred a one-time charge of $0.5 million pre-tax, or $.06 per diluted share, during the quarter for legal and financial advisory fees related to the strategic review process undertaken by the Company's Board of Directors. Restructuring charges related to plant rationalization initiatives recorded in the third quarter were $4.3 million pre-tax, or $.50 per diluted share.

         Gehl continued to invest during the quarter in revenue-enhancing initiatives to position the Company for future growth and market share expansion. These projects include its recently launched attachment business, CE Attachments, Inc., new product development, implementation of its enterprise resource planning (ERP) system, and the centralization of service parts distribution at its Belvidere, Illinois facility. Tight cost controls and lower interest and interest-related costs partially offset higher operating expenses.

Strategic Review Process Completed

      As announced on September 27, after a thorough review of a full range of strategic options to maximize shareholder value, the Board of Directors decided to conclude the strategic review process. In light of current economic conditions and the inadequate and conditional nature of the acquisition proposals received, the Board directed management to continue to execute the Company's previously announced strategic plan.

Restructuring Initiatives

      During the third quarter the Company began several major plant rationalization initiatives as part of a previously announced program to increase the Company's profitability. Gehl is closing its manufacturing facility in Lebanon, Pennsylvania and transferring production to other locations. The Company is also transferring the manufacturing of its Mustang line of skid steer loaders from its existing facility in Owatonna, Minnesota to its recently expanded skid steer facility in Madison, South Dakota. Mustang sales and marketing personnel are remaining in Owatonna as is a transitional engineering group.

      The manufacturing consolidations are expected to be substantially completed in 2002. As previously announced, the streamlining of manufacturing operations will result in a net workforce reduction of approximately 10%, or 100 employees. These actions are expected to produce pre-tax cost savings of approximately $1.0 to $1.2 million in 2002 and $4.0 to $4.5 million in 2003 and thereafter. As a result of these initiatives, the Company expects it will ultimately incur a total of approximately $5.5 million to $6.5 million of pre-tax restructuring costs, approximately $4.3 million of which were recorded in the third quarter of 2001.

Outlook

      Commenting on the Company's outlook, Gehl said, "Based on significant economic uncertainty exacerbated by the events of September 11, we are experiencing heightened dealer reluctance to place orders for new construction equipment and we are also seeing downward movements in milk futures which could potentially impact our agricultural equipment business. As a result, we no longer expect to meet our previous 2001 earnings guidance of $1.13 to $1.18 per diluted share, before restructuring and other special charges. Visibility remains extremely limited in the current environment and we are unable to provide specific guidance at this time, although current indications are that revenues in this year's fourth quarter will not be significantly below the fourth quarter of last year."

About Gehl Company

         Gehl Company (Nasdaq: GEHL) is a leading manufacturer of equipment used worldwide in construction and agricultural markets. Founded in 1859, Gehl is headquartered in West Bend, WI, with manufacturing facilities in West Bend, WI; Lebanon, PA; Madison and Yankton, SD; and Owatonna, MN. The Company markets its products under the Gehl(R)and Mustang(R)brand names. Mustang product information is available at www.mustangmfg.com. CE Attachments, Inc. information is available at www.ceattach.com. Gehl Company information is available at www.gehl.com or contact: Gehl Company, 143 Water Street, West Bend, WI 53095 (telephone: 262-334-9461).

Forward Looking Statements

      Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding future market conditions, costs of and cost-savings associated with the Company's plant rationalization initiatives, and the Company's future sales and earnings, are forward-looking statements. These forwarding-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control, that could cause actual results to differ materially from those anticipated as of the date of this press release. Factors that could cause such a variance include, but are not limited to, unanticipated changes in general economic and capital market conditions, the Company's ability to implement successfully its strategic initiatives and plant rationalization actions, market acceptance of newly introduced products, the cyclical nature of the Company's business, the Company's and its customers' access to credit, competitive pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in currency exchange rates, changes in environmental laws, and employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, the Company's expectations for fiscal year 2001 are based in part on certain assumptions made by the Company, including those relating to commodities prices, which are strongly affected by weather and other factors and can fluctuate significantly, housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending, and the performance of the U.S. economy generally. The accuracy of these or other assumptions could have a material effect on the Company's ability to achieve its expectations.

                               (TABLES TO FOLLOW)

                                   GEHL COMPANY AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                               (in thousands, except per share data)


                                                   For the Third Quarter Ended               For the Nine Months Ended
                                                           (unaudited)                              (unaudited)
                                               -------------------------------------    ---------------------------------------
                                                September 29,        September 30,       September 29,         September 30,
                                                    2001                 2000                 2001                 2000
                                               ----------------     ----------------    -----------------    ------------------
NET SALES                                   $        60,931      $        54,837     $        202,010     $        205,971
  Cost of goods sold                                 44,381               40,268              149,549              150,724
                                               ----------------     ----------------    -----------------    ------------------
GROSS PROFIT                                         16,550               14,569               52,461               55,247
  Selling, general
   & administrative expense                          12,521               11,864               38,719               35,029
  Strategic review process costs                        513                    -                  513                    -
  Restructuring charge                                4,300                    -                4,300                    -
                                               ----------------     ----------------    -----------------    ------------------
    Total operating expenses                         17,334               11,864               43,532               35,029
                                               ----------------     ----------------    -----------------    ------------------
INCOME (LOSS) FROM OPERATIONS                          (784)               2,705                8,929               20,218
  Interest expense                                   (1,071)              (1,205)              (3,413)              (3,469)
  Interest income                                       431                  452                1,449                1,277
  Other (expense) income, net                          (854)              (1,663)              (2,758)              (3,586)
                                               ----------------     ----------------    -----------------    ------------------
INCOME (LOSS) BEFORE INCOME TAXES                    (2,278)                 289                4,207               14,440
  Income tax provision (benefit)                       (798)                 101                1,472                5,054
                                               ----------------     ----------------    -----------------    ------------------
NET INCOME (LOSS)                           $        (1,480)     $           188     $          2,735     $          9,386
                                               ================     ================    =================    ==================

EARNINGS (LOSS) PER SHARE
  Diluted                                  $           (.27)     $           .03     $            .50     $           1.65
                                               ================     ================    =================    ==================
  Weighted average number of common
    shares and common stock
    equivalents                                       5,542                5,541                5,519                5,672
  Basic                                    $           (.28)     $           .03     $            .51     $           1.70
                                               ================     ================    =================    ==================
  Weighted average number of common
    shares                                            5,349                5,436                5,341                5,518


                                           GEHL COMPANY AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                                 (in thousands)

                                               September 29, 2001           December 31, 2000             September 30, 2000
                                                   (unaudited)                  (audited)                    (unaudited)
                                              ----------------------     ------------------------        ---------------------
ASSETS
  Cash                                     $               3,146      $              2,590            $               2,808
  Accounts receivable - net                               98,130                    69,546                           79,168
  Inventories                                             42,469                    45,598                           45,741
  Deferred tax assets                                      9,583                     8,078                            8,431
  Other current assets                                    10,809                    17,185                           12,727
                                              ----------------------     ------------------------        ---------------------
    Total current assets                                 164,137                   142,997                          148,875
  Property, plant and equipment - net                     43,303                    46,172                           44,165
  Intangible assets                                       12,596                    13,086                           15,145
  Other assets                                            17,173                    20,463                           17,832
                                              ----------------------     ------------------------        ---------------------
    TOTAL ASSETS                           $             237,209      $            222,718            $             226,017
                                              ======================     ========================        =====================

LIABILITIES AND SHAREHOLDERS'
 EQUITY
  Total current liabilities                $              58,200      $             50,027            $              54,627
  Long-term debt obligations                              63,931                    60,885                           59,455
  Other long-term obligations                              4,059                     3,692                            6,034
  Deferred income taxes                                    5,096                     5,096                            3,949
  Total shareholders' equity                             105,923                   103,018                          101,952
                                              ----------------------     ------------------------        ---------------------
    TOTAL LIABILITIES AND
     SHAREHOLDERS' EQUITY                  $             237,209      $            222,718            $             226,017
                                              ======================     ========================        =====================

                            GEHL COMPANY AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                               For the Nine Months Ended
                                                                                      (unaudited)
                                                                   ---------------------- ------ ---------------------
                                                                    September 29, 2001            September 30, 2000
                                                                   ----------------------        ---------------------
   CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                                 $               2,735         $               9,386
     Adjustments to reconcile net income to net cash
       (used for) provided by operating activities:

         Depreciation                                                           3,784                         3,725
         Amortization                                                             549                           636
         Deferred income taxes                                                 (1,505)                            -
         Restructuring charge (non-cash)                                        1,754                             -
         Cost of sales of finance contracts                                     3,019                         3,554
         Proceeds from sales of finance contracts                              82,371                        68,562
         Increase in finance contracts receivable                             (74,311)                      (72,716)
         Net change in working capital items                                  (19,034)                      (22,347)
                                                                   ----------------------        ---------------------
           Net cash used for operating activities                                (638)                       (9,200)
                                                                   ----------------------        ---------------------

   CASH FLOWS FROM INVESTING ACTIVITIES:

     Property, plant and equipment additions, net                              (3,104)                      (10,862)
     Other                                                                        714                        (1,957)
                                                                   ----------------------        ---------------------
           Net cash used for investing activities                              (2,390)                      (12,819)
                                                                   ----------------------        ---------------------

   CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from line of credit facility, net                                 3,242                        28,484
     Proceeds from issuance of common stock                                       170                           445
     Purchase of treasury stock                                                     -                        (5,303)
     Other                                                                        172                           191
                                                                   ----------------------        ---------------------
           Net cash provided by financing activities                            3,584                        23,817
                                                                   ----------------------        ---------------------
     Net increase in cash                                                         556                         1,798
     Cash, beginning of period                                                  2,590                         1,010
                                                                   ----------------------        ---------------------
     Cash, end of period                                        $               3,146         $               2,808
                                                                   ======================        =====================